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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

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                                                                    JURISDICTION OF
    SUBSIDIARY                                                        ORGANIZATION
    ----------                                                      ---------------



 1. SPSS International BV.........................................  Holland
 2. SPSS Asia Pacific Pte Ltd.....................................  Singapore
 3. SPSS Benelux B.V..............................................  Holland
 4. SPSS Gmbh Software............................................  Germany
 5. SPSS Sweden AB................................................  Sweden
 6. SPSS (UK) Limited.............................................  England
 7. SPSS Japan Inc. ..............................................  Japan
 8. SPSS Australasia Pty Limited..................................  Australia
 9. SPSS France SA................................................  France
10. SPSS Science Software GmbH....................................  Germany
11. SPSS (Analytical Software Channel) International B.V..........  Holland
12. SPSS Limited..................................................  England
13. SPSS A/S......................................................  Denmark
14. SurveyCraft Pty Ltd. .........................................  Australia
15. SurveyCraft Systems, Inc. ....................................  Ohio
16. SurveyCraft Limited UK........................................  England
17. Statistical Product and Service Solution Iberica, S.L.........  Spain
18. Integral Solutions Limited....................................  England
19. Quantime Limited..............................................  England
20. SPSS Europe BV................................................  Holland
21. SPSS Foreign Sales Corporation................................  Barbados
22. ShowCase Corporation..........................................  Minnesota
23. Showcase Benelux NV/SA........................................  Belgium
24. Showcase UK Limited...........................................  England
25. Showcase France sarl..........................................  France
26. Showcase International, Inc. .................................  Delaware
27. Showcase Nederland B.V........................................  Holland
28. NetGenesis Corp. .............................................  Delaware
29. NetGenesis Limited............................................  England
30. Lexiquest S.A. ...............................................  France
31. Lexiquest, Inc. ..............................................  California
32. Lexiquest Benelux S.A. .......................................  Belgium
33. Lexiquest Limited.............................................  England
34. SPSS Amsterdam B.V............................................  Holland
35. Data Distilleries Gmbh........................................  Germany
36. Data Distilleries United Kingdom Ltd..........................  England
37. SPSS US Inc. .................................................  Delaware
38. ISL Decision Systems, Inc. ...................................  Pennsylvania
39. Vento Software, Inc. .........................................  Florida
40. SPSS Software Development (Xi'an) Co., Ltd....................  China
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